News Release

Cenveo Announces First Quarter 2014 Results

Net Sales of $490.1 million, up 17.1% from Q1 2013
Adjusted EBITDA up 10% from Q1 2013
Accelerated Integration of National Envelope Assets

STAMFORD, CT – (May 7, 2014) – Cenveo, Inc. (NYSE: CVO) today announced results for the three months ended March 29, 2014.

Robert G. Burton, Sr., Chairman and Chief Executive Officer stated:
“We are very pleased to report a positive start to the year and we remain on track to deliver our 2014 targets. We continue to see the positive operational trends that we experienced for the past couple of quarters. We are particularly pleased with our performance considering the severe weather that impacted our customers and our operations during the quarter. In particular, our label operations experienced disruption in customer ordering patterns and several of our envelope and label plants experienced greater than normal energy costs and reduced productivity during the quarter.

During the first quarter, we had organic revenue growth from our envelope operations driven by increased pricing along with continued positive direct mail trends. Our print and packaging operations had organic revenue growth primarily driven by incremental volumes. The integration of National Envelope is now progressing at a rapid pace, as several of the planned consolidations are underway. During the quarter we increased our inventories to support this consolidation effort and ahead of announced commodity price increases. We expect to see the benefits of these strategies as we progress into the back half of the year."

The Company generated net sales of $490.1 million for the three months ended March 29, 2014, compared to $418.6 million for the same period last year, an increase of 17.1%. The increase in net sales is primarily due to sales generated from the integration of National Envelope into our envelope operations, as National Envelope was not included in our results in the first quarter of 2013, as well as increases in our average selling price across our direct and office product envelope businesses. These increases were partially offset by sales declines in our label operations.

Operating income was $10.1 million for the three months ended March 29, 2014, compared to $11.7 million for the same period last year. The decrease was primarily due to increased selling, general and administrative expenses related to higher commission expense from increased sales and incremental expenses of National Envelope. The decrease in operating income was also the result of higher restructuring and integration charges from the closure and consolidation of two envelope plants and one print plant. Non-GAAP operating income was $20.2 million for the three months ended March 29, 2014, compared to $18.1 million for the same period last year. A reconciliation of operating income to non-GAAP operating income is presented in the attached tables.

For the three months ended March 29, 2014, the Company had a loss from continuing operations of $16.8 million, or $0.25 per diluted share, compared to a loss of $20.5 million, or $0.32 per diluted share for the same period last year. Non-GAAP loss from continuing operations was $7.7 million, or $0.12 per diluted share, for the three months ended March 29, 2014, as compared to non-GAAP loss from continuing operations of $12.0 million, or $0.19 per diluted share, for the same period last year. A reconciliation of loss from continuing operations to non-GAAP loss from continuing operations is presented in the attached tables.

Cash flow used in operating activities for the three months ended March 29, 2014, was $5.1 million, compared to cash flow provided by operating activities of $3.3 million for the same period last year. The use of cash was primarily due to an increase of inventory to ensure minimal disruption as we integrate and consolidate our envelope platform and the procurement of specific paper grades in advance of announced price increases. We also experienced meaningful cash outflows related to a vendor arrangement in connection with the National Envelope acquisition.

Adjusted EBITDA for the three months ended March 29, 2014, was $36.8 million, compared to Adjusted EBITDA of $33.5 million for the same period last year. A reconciliation of net loss to Adjusted EBITDA is presented in the attached tables.

Robert G. Burton, Sr., Chairman and Chief Executive Officer concluded:
“We are pleased with the momentum that we are seeing as we enter the second quarter. The integration of the National Envelope plants and efforts to improve margins across the organization will continue to be our daily focus until the integration plan is completed. We expect to continue to see operational improvement in our business each quarter and the benefits of our strategic initiatives to reposition the Company in higher growth areas."

Conference Call:
Cenveo will host a conference call tomorrow, Thursday, May 8, 2014, at 10:00 a.m. Eastern Time. The conference call will be available via webcast, which can be accessed via the Internet at www.cenveo.com.

Cenveo, Inc. and Subsidiaries Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (in thousands, except per share data) (Unaudited)
	For the Three Months Ended
	March 29, 2014	March 30, 2013
Net sales	$490,119	$418,614
Cost of sales	415,157	351,902
Selling, general and administrative expenses	55,494	48,345
Amortization of intangible assets	3,449	2,507
Restructuring and other charges	5,947	4,182
Operating income	10,072	11,678
Interest expense, net	27,910	29,575
Loss on early extinguishment of debt, net	18	127
Other (income) expense, net	(509)	296
Loss from continuing operations before income taxes	(17,347)	(18,320)
Income tax (benefit) expense	(560)	2,170
Loss from continuing operations	(16,787)	(20,490)
Income from discontinued operations, net of taxes	953	1,345
Net loss	(15,834)	(19,145)
Other comprehensive income (loss):
Changes in pension and other employee benefit accounts, net of taxes	480	—
Currency translation adjustment	88	(779)
Comprehensive loss	$(15,266)	$(19,924)

(Loss) income per share – basic:
Continuing operations	$(0.25)	$(0.32)
Discontinued operations	0.01	0.02
Net loss	$(0.24)	$(0.30)

(Loss) income per share – diluted:
Continuing operations	$(0.25)	$(0.32)
Discontinued operations	0.01	0.02
Net loss	$(0.24)	$(0.30)

Weighted average shares outstanding:
Basic	66,336	63,840
Diluted	66,336	63,840

Cenveo, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (in thousands) (Unaudited)
	For the Three Months Ended
	March 29, 2014	March 30, 2013
Cash flows from operating activities:
Net loss	$(15,834)	$(19,145)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Gain on sale of discontinued operations, net of taxes	(845)	—
Income from discontinued operations, net of taxes	(108)	(1,345)
Depreciation and amortization, excluding non-cash interest expense	16,061	15,636
Non-cash interest expense, net	2,418	2,493
Deferred income taxes	(852)	1,857
(Gain) loss on sale of assets	(2)	329
Non-cash restructuring and other charges, net	2,609	265
Loss on early extinguishment of debt	18	127
Stock-based compensation provision	836	953
Other non-cash charges	735	917
Changes in operating assets and liabilities, excluding the effects of acquired businesses:
Accounts receivable	7,382	5,768
Inventories	(11,130)	(5,486)
Accounts payable and accrued compensation and related liabilities	2,654	(1,966)
Other working capital changes	(2,004)	4,789
Other, net	(5,361)	(3,393)
Net cash (used in) provided by operating activities of continuing operations	(3,423)	1,799
Net cash (used in) provided by operating activities of discontinued operations	(1,658)	1,519
Net cash (used in) provided by operating activities	(5,081)	3,318
Cash flows from investing activities:
Cost of business acquisitions, net of cash acquired	—	(5,145)
Capital expenditures	(8,975)	(10,061)
Purchase of investment	(2,000)	(1,650)
Proceeds from sale of property, plant and equipment	162	5,850
Net cash used in investing activities of continuing operations	(10,813)	(11,006)
Net cash provided by (used in) investing activities of discontinued operations	1,018	(201)
Net cash used in investing activities	(9,795)	(11,207)
Cash flows from financing activities:
Repayment of 7.875% senior subordinated notes	—	(67,848)
Repayment of Term Loan B due 2016	—	(990)
Payment of financing-related costs and expenses and debt issuance discounts	(2,330)	(5,054)
Repayments of other long-term debt	(1,569)	(890)
Purchase and retirement of common stock upon vesting of RSUs	(252)	(219)
Borrowings under Revolving Credit Facility, net	—	42,300
Proceeds from issuance of 15% Unsecured Term Loan due 2017	—	50,000
Repayment of 15% Unsecured Term Loan due 2017	(600)	(7,000)
Repayment of Term Loan Facility due 2017	(900)	—
Borrowings under ABL facility due 2017	156,400	—
Repayments under ABL facility due 2017	(135,600)	—
Net cash provided by financing activities	15,149	10,299
Effect of exchange rate changes on cash and cash equivalents	(64)	93
Net increase in cash and cash equivalents	209	2,503
Cash and cash equivalents at beginning of period	11,329	8,110
Cash and cash equivalents at end of period	$11,538	$10,613

Cenveo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	March 29, 2014	December 28, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,538	$11,329
Accounts receivable, net	273,783	281,586
Inventories	172,209	161,565
Prepaid and other current assets	53,178	55,353
Assets of discontinued operations - current	88	132
Total current assets	510,796	509,965

Property, plant and equipment, net	299,915	304,907
Goodwill	186,426	186,436
Other intangible assets, net	165,356	168,749
Other assets, net	44,291	43,614
Assets of discontinued operations - long-term	—	33
Total assets	$1,206,784	$1,213,704

Liabilities and Shareholders’ Deficit
Current liabilities:
Current maturities of long-term debt	$8,762	$9,174
Accounts payable	241,184	244,228
Accrued compensation and related liabilities	37,479	32,139
Other current liabilities	78,253	81,198
Liabilities of discontinued operations - current	104	2,013
Total current liabilities	365,782	368,752

Long-term debt	1,193,765	1,176,351
Other liabilities	158,899	165,581
Commitments and contingencies
Shareholders’ deficit:
Preferred stock	—	—
Common stock	664	663
Paid-in capital	364,760	364,177
Retained deficit	(837,354)	(821,520)
Accumulated other comprehensive loss	(39,732)	(40,300)
Total shareholders’ deficit	(511,662)	(496,980)
Total liabilities and shareholders’ deficit	$1,206,784	$1,213,704

Cenveo, Inc. and Subsidiaries Reconciliation of Operating Income to Non-GAAP Operating Income (in thousands) (Unaudited)
	For the Three Months Ended
	March 29, 2014	March 30, 2013

Operating income	$10,072	$11,678
Integration, acquisition and other charges	3,337	1,298
Stock-based compensation provision	836	953
Restructuring and other charges	5,947	4,182
Non-GAAP operating income	$20,192	$18,111

Cenveo, Inc. and Subsidiaries Reconciliation of Loss from Continuing Operations to Non-GAAP Loss from Continuing Operations and Related Per Share Data (in thousands, except per share data) (Unaudited)
	For the Three Months Ended
	March 29, 2014	March 30, 2013

Loss from continuing operations	$(16,787)	$(20,490)
Integration, acquisition and other charges	3,337	1,298
Stock-based compensation provision	836	953
Restructuring and other charges	5,947	4,182
Loss on early extinguishment of debt, net	18	127
Income tax (benefit) expense	(1,089)	1,972
Non-GAAP loss from continuing operations	$(7,738)	$(11,958)

(Loss) income per share – diluted:
Continuing operations	$(0.25)	$(0.32)
Integration, acquisition and other charges	0.05	0.02
Stock-based compensation provision	0.01	0.01
Restructuring and other charges	0.09	0.07
Loss on early extinguishment of debt, net	—	—
Income tax (benefit) expense	(0.02)	0.03
Non-GAAP loss from continuing operations	$(0.12)	$(0.19)

Weighted average shares - diluted	66,336	63,840

Cenveo, Inc. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (in thousands) (Unaudited)
	For the Three Months Ended
	March 29, 2014	March 30, 2013

Net loss	$(15,834)	$(19,145)
Interest expense, net	27,910	29,575
Income tax (benefit) expense	(560)	2,170
Depreciation	12,612	13,129
Amortization of intangible assets	3,449	2,507
Integration, acquisition and other charges	3,337	1,298
Stock-based compensation provision	836	953
Restructuring and other charges	5,947	4,182
Loss on early extinguishment of debt, net	18	127
Income from discontinued operations, net of taxes	(953)	(1,345)
Adjusted EBITDA, as defined	$36,762	$33,451

###

In addition to results presented in accordance with accounting principles generally accepted in the U.S. ("GAAP"), we use certain non-GAAP financial measures, including Adjusted EBITDA, non-GAAP loss from continuing operations, non-GAAP operating income, non-GAAP operating income margin, and adjusted free cash flow. Non-GAAP operating income is defined as operating income excluding integration, acquisition and other charges, stock-based compensation provision, and restructuring and other charges. Non-GAAP operating income margin is calculated by dividing non-GAAP operating income into net sales. Non-GAAP loss from continuing operations excludes integration, acquisition and other charges, stock-based compensation provision, restructuring and other charges, loss on early extinguishment of debt, net, and an adjustment to income taxes to reflect an estimated cash tax rate. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, integration, acquisition and other charges, stock-based compensation provision, restructuring and other charges, loss on early extinguishment of debt, net, and income from discontinued operations, net of taxes. Adjusted free cash flow is defined as Adjusted EBITDA less cash interest, cash taxes, and capital expenditures, net of proceeds from the sale of plant, property and equipment. These are non-GAAP financial measures, as defined herein, and should be read in conjunction with GAAP financial measures. A reconciliation of loss from continuing operations to non-GAAP loss from continuing operations and operating income to non-GAAP operating income is presented in the attached tables. These non-GAAP financial measures are not presented as an alternative to cash flows from continuing operations, as a measure of our liquidity or as an alternative to reported net loss as an indicator of our operating performance. The non-GAAP financial measures as used herein may not be comparable to similarly titled measures reported by competitors.

We believe the use of Adjusted EBITDA, non-GAAP loss from continuing operations, non-GAAP operating income, non-GAAP operating income margin and adjusted free cash flow along with GAAP financial measures enhances the understanding of our operating results and may be useful to investors in comparing our operating performance with that of our competitors and estimating our enterprise value. Adjusted EBITDA is also a useful tool in evaluating the core operating results of the Company given the significant variation that can result from, for example, the timing of capital expenditures, the amount of intangible assets recorded or the differences in assets’ lives. We also use Adjusted EBITDA internally to evaluate the operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities. The non-GAAP financial measures included in this press release are reconciled to their most directly comparable GAAP financial measures in the tables included herein.

Cenveo (NYSE: CVO), world headquartered in Stamford, Connecticut, is a leading global provider of print and related resources, offering world-class solutions in the areas of custom boxes, custom labels, shrink sleeve labels, envelopes, commercial print, content management and publisher solutions. The company provides a one-stop offering through services ranging from design and content management to fulfillment and distribution. With a worldwide distribution platform, we pride ourselves on delivering quality solutions and service every day for our more than 100,000 customers. For more information please visit us at www.cenveo.com.
________________________
Statements made in this release, other than those concerning historical financial information, may be considered "forward-looking statements," which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. In view of such uncertainties, investors should not place undue reliance on our forward-looking statements. Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors which could cause actual results to differ materially from management’s expectations include, without limitation: (i) recent United States and global economic conditions have adversely affected us and could continue to do so; (ii) our substantial level of indebtedness could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings available to us which could further exacerbate our risk exposure from debt; (vi) our ability to successfully integrate acquired businesses with our business; (vii) a decline in our consolidated profitability or profitability within one of our individual reporting units could result in the impairment of our assets, including goodwill and other long-lived assets; (viii) the industries in which we operate our business are highly competitive and extremely fragmented; (ix) a general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (x) factors affecting the United States postal services impacting demand for our products; (xi) the availability of the Internet and other electronic media adversely affecting our business; (xii) increases in paper costs and decreases in the availability of raw materials; (xiii) our labor relations; (xiv) our compliance with environmental laws; (xv) our dependence on key management personnel; and (xvi) any failure, interruption or security lapse of our information technology systems. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.